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                                  Letterhead of
                            GSB Financial Corporation
                             One South Church Street
                             Goshen, New York 10924




Dear Stockholder:

         We recently mailed you proxy materials in connection with our Annual Meeting of Stockholders to be held on Wednesday, February 25, 1998. Included with those materials was a proxy card for you to complete.

         According to our latest records, we have not received your proxy card for this meeting.

         Your vote is very important. We ask that you give the proxy materials your prompt attention. A duplicate proxy card is enclosed. Please sign and return your proxy card in the envelope provided so that your shares will be represented at the meeting. The Board of Directors recommends a vote in favor of all the proposals shown on the proxy card.

         Because there are sometimes delays in mail deliveries, please sign and return the enclosed proxy card even if you returned the original. If you need an additional copy of our proxy statement or our annual report, you may obtain one be calling Jenny Ford, Vice President and Secretary, at 914-294-6151.

         Thank you very much for your attention to this matter.

                                         Sincerely,



                                         Clifford E. Kelsey
                                         President and Chief Executive Officer